Exhibit 10.1
EXECUTION VERSION
BOARD REPRESENTATION AGREEMENT
This BOARD REPRESENTATION AGREEMENT (this “Agreement”), dated as of January 19, 2010, is entered into by and among Crosstex Energy GP, LLC, a Delaware limited liability company (the “GP LLC”), Crosstex Energy GP, L.P., a Delaware limited partnership (the “GP LP”), Crosstex Energy, L.P., a Delaware limited partnership (the “Partnership”), Crosstex Energy, Inc., a Delaware corporation (“CEI” and, together with GP LLC, GP LP and the Partnership, the “Crosstex Entities”), and GSO Crosstex Holdings LLC, a Delaware limited liability company (the “Purchaser”). Capitalized terms used but not defined herein are used as defined in the Series A Convertible Preferred Unit Purchase Agreement dated as of January 6, 2010 by and among the Partnership and the Purchaser (the “Purchase Agreement”).
RECITALS:
A. CEI is the sole member of GP LLC, which is the general partner of GP LP, which is the general partner of the Partnership.
B. Pursuant to the Purchase Agreement, the Partnership has agreed to sell to the Purchaser Series A Preferred Units.
C. To induce the Purchaser to enter into the transactions evidenced by the Purchase Agreement, each of the Crosstex Entities are required to deliver this Board Representation Agreement, duly executed by each of the Crosstex Entities, to the Purchaser contemporaneously with the Closing of the transactions contemplated by the Purchase Agreement.
D. The investment by the Purchaser in the Partnership is reasonably expected to benefit, directly or indirectly, each of the Crosstex Entities, and the general partner, board of directors, board of managers or other governing body of each of the Crosstex Entities has determined that entering into and executing this Board Representation Agreement is in the best interest of such Crosstex Entity.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
Section 1. Board Representation.
(a) Each of the Crosstex Entities shall take all actions necessary or advisable to cause one director serving on the Board of Directors (or other applicable governing body) of the general partner of the Partnership (which term as used herein shall include, if the general partner of the Partnership is a limited partnership, the general partner of such general partner (which as of the date of this agreement shall be GP LLC)) to be designated by the Purchaser, in its sole discretion (the “Purchaser Designated Director”), at all times from the date of this Agreement until the occurrence of a Designation Right Termination Event (as defined below), at which time the right of the Purchaser under this Agreement to designate a member of such Board of Directors shall terminate; provided, however, that such Purchaser Designated Director shall have the requisite skill and experience to serve as a director of a public company and such Purchaser Designated Director shall not be prohibited from serving as a director of the Company pursuant to any rule or regulation of the Commission or the NASDAQ. Prior to a Designation Right Termination Event, any Purchaser Designated Director may be removed by the Purchaser at any time and by a majority of the other director(s) then serving on such Board of Directors (or other applicable governing body) for “cause” (as defined below), but not by any other party; and any vacancy in such position shall be filled solely by the Purchaser. As used herein, “cause” means that the Purchaser Designated Director (i) is prohibited from serving as a director of the Company under any rule or regulation of the Commission or the NASDAQ; (ii) has been convicted of a felony or misdemeanor involving moral turpitude; (iii) has engaged in acts or omissions against the Partnership constituting dishonesty, breach of fiduciary obligation, or intentional wrongdoing or misfeasance; or (iv) has acted intentionally or in bad faith in a manner that results in a material detriment to the assets, business or prospects of the Company. Any action by the Purchaser to designate, remove or replace a Purchaser Designated Director shall be evidenced in writing furnished to GP LLC, shall include a statement that the action has been approved by the requisite vote of the Purchaser and shall be executed by or on behalf of the Purchaser. None of the Crosstex Entities shall take any action which would, or would be reasonably likely to, lessen, restrict, prevent or otherwise have an adverse effect upon the foregoing rights of the Purchaser to board representation. The Crosstex Entities shall not allow a new general partner of the Partnership or of GP LP unless such new general partner first agrees in writing to be bound by the provisions of this Agreement as a “Crosstex Entity”.
(b) Commencing as of Closing, the Purchaser Designated Director is D. Dwight Scott.
(c) In furtherance of the foregoing, CEI shall execute on the date hereof the amendment to the limited liability company agreement of GP LLC set forth on Exhibit A attached hereto. CEI and GP LLC shall not amend, and shall not permit the amendment of, the limited liability agreement of GP LLC in any manner that would, or would be reasonably likely to, have an adverse effect on the board representation rights of the Purchaser as set forth in such amendment; provided, however, that any increase or reduction in the size of the Board of Directors of GP LLC shall not be deemed to have such effect.
(d) Upon the occurrence of a Designation Right Termination Event, the right of the Purchaser to designate a Purchaser Designated Director shall terminate and the Purchaser Designated Director then serving as such a member of such Board of Directors, promptly upon (and in any event within two Business Days following) receipt of a request from a majority of the other director(s) then serving on such Board of Directors (or other applicable governing body) of the general partner of the Partnership or the owner(s) of a majority of the equity interests of such general partner, shall resign as a member of such Board of Directors (or other applicable governing body). If the Purchaser Designated Director does not resign upon such request, then a majority of the other director(s) then serving on such Board of Directors (or other applicable governing body) of the general partner of the Partnership or the owner(s) of a majority of the equity interests of such general partner, may remove the Purchaser Designated Director as a member of such Board of Directors (or other applicable governing body). At all times while a Purchaser Designated Director is serving as a member of the Board of Directors (or other applicable governing body) of the general partner of the Partnership, and following any such Purchaser Designated Director’s resignation, removal or other cessation as a director in such former Purchaser Designated Director’s capacity as a former director, each Purchaser Designated Director shall be entitled to all rights to indemnification and exculpation as are then made available to any other member of such Board of Directors (or other applicable governing body) by the Crosstex Entities.
(e) For the purposes of this Agreement, a “Designation Right Termination Event” shall occur on the earliest to occur of (i) the Purchaser and its Affiliates holding a number of Series A Preferred Units and Conversion Units that is less than twenty-five percent (25%) of the number of Series A Preferred Units initially issued to the Purchaser pursuant to the Purchase Agreement, (ii) such time as the sum of (A) the number of Common Units into which the Series A Preferred Units collectively held by the Purchaser and its Affiliates are convertible and (B) the number of Conversion Units which are then collectively held by the Purchaser and its Affiliates represent less than ten percent (10%) of the Common Units then outstanding and (iii) the Purchaser ceasing to be an Affiliate of The Blackstone Group L.P. Prior to the occurrence of a Designation Right Termination Event, GP LLC shall invite the Purchaser Designated Director to attend all meetings of each committee of the Board of Directors (other than the Audit Committee, the Conflicts Committee, the Compensation Committee, the Governance Committee, any pricing committee established for an offering of securities by the Partnership and any committee established to deal with conflicts with the Purchaser or its Affiliates) in a nonvoting observer capacity and, in this respect, shall give the Purchaser Designated Director copies of all notices, minutes, consents and other materials that it provides to such committee members.
Section 2. Miscellaneous.
(a) Notwithstanding anything herein to the contrary, all measurements and references related to Common Unit, Series A Preferred Unit or Conversion Unit numbers herein shall be, in each instance, appropriately adjusted for unit splits, unit re-combinations, unit distributions and the like.
(b) This Agreement, the Purchase Agreement and the other Basic Documents constitute the entire understanding and agreement between the parties with regard to the subject matter hereof and thereof.
(c) All notices and demands provided for hereunder shall be in writing and shall be given as provided to in Section 7.07 of the Purchase Agreement (with notices and demands to any of the Crosstex Entities to be sent care of the Partnership).
(d) Section and Exhibit references in this Agreement are references to the corresponding Section or Exhibit to this Agreement, unless otherwise specified. All Exhibits to this Agreement are hereby incorporated and made a part hereof as if set forth in full herein and are an integral part of this Agreement. All references to instruments and agreements are references to such instruments and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. Whenever any Crosstex Entity has an obligation under this Agreement, the expense of complying with that obligation shall be an expense of such Crosstex Entity unless otherwise specified. Whenever any determination, consent or approval is to be made or given by the Purchaser, such action shall be in such Purchaser’s sole discretion, unless otherwise specified in this Agreement. If any provision in this

Agreement is held to be illegal, invalid, not binding or unenforceable, (i) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect and (ii) the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. Any words imparting the singular number only shall include the plural and vice versa. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.
(e) This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws.
(f) Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.
(g) THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVE, AND AGREE TO CAUSE THEIR AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS

AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
(h) No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.
(i) Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of this Agreement shall be effective unless signed by each of the parties hereto or thereto affected by such amendment, waiver, consent, modification or termination. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by any Crosstex Entity from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any Crosstex Entity in any case shall entitle such Crosstex Entity to any other or further notice or demand in similar or other circumstances. Any investigation by or on behalf of any party shall not be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.
(j) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.
(k) This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by any party hereto without the prior written consent of the other parties; provided, however, that any of the rights and obligations of the Purchaser hereunder may be transferred or assigned in whole or in part by the Purchaser to any Affiliate of the Purchaser (provided that such rights and obligations shall terminate and cease to be so transferred or assigned, upon any Affiliate to which such rights and obligations are transferred or assigned no longer being an Affiliate of the Purchaser).
(l) Each of the parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said independent counsel. Each party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto will be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it is of no application and is hereby expressly waived.

(m) Each party hereto acknowledge that each party would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed in accordance with its terms, and therefore agrees that each other party shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.
(n) Each of the parties hereto shall, from time to time and without further consideration execute such further instruments and take such other actions as any other party hereto shall reasonably request in order to fulfill its obligations under this Agreement to effectuate the purposes of this Agreement.
(Signature page follows)

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

CROSSTEX ENERGY, L.P.

By:	Crosstex Energy GP, L.P.,
its general partner

By:	Crosstex Energy GP, LLC,
its general partner

By:	/s/ Joe A. Davis

Name: Joe A. Davis
Title: Executive Vice President, General Counsel & Secretary

CROSSTEX ENERGY GP, L.P.

By:	Crosstex Energy GP, LLC,
its general partner

By:	/s/ Joe A. Davis

Name: Joe A. Davis
Title: Executive Vice President, General Counsel & Secretary

CROSSTEX ENERGY GP, LLC

By:	/s/ Joe A. Davis

Name: Joe A. Davis
Title: Executive Vice President, General Counsel & Secretary

CROSSTEX ENERGY, INC.

By:	/s/ Joe A. Davis

Name: Joe A. Davis
Title: Executive Vice President, General Counsel & Secretary
Signature Page to Board Representation Agreement

GSO CROSSTEX HOLDINGS LLC, by its Members

BLACKSTONE / GSO CAPITAL SOLUTIONS FUND LP

By:	Blackstone / GSO Capital Solutions Associates LLC,
its General Partner

By:	/s/ George Fan

George Fan – Authorized Signatory

GSO CROSSTEX HOLDINGS (US) INC.

By:	/s/ Marisa Beeney

Marisa Beeney – Authorized Signatory
Signature Page to Board Representation Agreement

EXHIBIT A
Separately filed with the Commission.